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                                  FORM 51-102F3
                             MATERIAL CHANGE REPORT


ITEM 1.   NAME AND ADDRESS OF COMPANY

          Breakwater Resources Ltd.
          Suite 950
          95 Wellington Street West
          Toronto, Ontario
          M5J 2N7

          (the "Company")

ITEM 2.   DATE OF MATERIAL CHANGE

          November 29, 2004

ITEM 3.   NEWS RELEASE

          A news release regarding the material change was issued in Toronto, Ontario on November 29, 2004 at 5:14 p.m. through Canada NewsWire.

ITEM 4.   SUMMARY OF MATERIAL CHANGE

          The Company announced that effective December 23, 2004, Mr. Colin K. Benner will be stepping down as the President and Chief Executive Officer of the Company.

          While the Board searches for a new president and chief executive officer, the current Chairman of the Company, Mr. Garth A.C MacRae, has been appointed as the President and Chief Executive Officer.

          Ned Goodman, President and Chief Executive Officer of Dundee Bancorp Inc. has been reappointed to the Board and named the Chairman of the Board of the Company.

ITEM 5.   FULL DESCRIPTION OF MATERIAL CHANGE

          The press release dated November 29, 2004 is attached.

ITEM 6.   RELIANCE ON SUBSECTION 7.1(2) OR 3) OF NATIONAL INSTRUMENT 51-102

          Not applicable.

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ITEM 7.   OMITTED INFORMATION

          Not applicable.

ITEM 8.   EXECUTIVE OFFICER

           Priya Patil
           Corporate Counsel and Asst. Corporate Secretary
           Breakwater Resources Ltd.
           Suite 950, 95 Wellington Street West
           Toronto, Ontario M5J 2N7

           Telephone: (416) 363-4798 Ext. 275

ITEM 9. -  DATE OF REPORT

           December 2, 2004

           Dated the 2nd day of December, 2004.



           BREAKWATER RESOURCES LTD.



           "Priya Patil" (signed)
           ---------------------------------------
           Priya Patil
           Corporate Counsel and
           Asst. Corporate Secretary


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